UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021 (November 11, 2021)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Medical Leave of Absence for Chief Financial Officer

Effective November 11, 2021, Eric Levin, the Executive Vice President and Chief Financial Officer of Warner Music Group Corp. (the “Company”), has begun a paid medical leave of absence from the Company. Mr. Levin will continue to receive the same compensation package during his medical leave.

Appointment of Acting Chief Financial Officer

In connection with Mr. Levin’s medical leave of absence, the Company’s Board of Directors appointed Senior Vice President & Corporate Controller, Louis Dickler, to serve as the Company’s Acting Chief Financial Officer, effective November 11, 2021. Mr. Dickler, age 44, has served as our Senior Vice President & Corporate Controller since October 2011. Mr. Dickler began his career in the professional services industry as an audit manager at KPMG, before joining the Company as Associate Director of Corporate Finance in May 2005. In addition to serving as Acting Chief Financial Officer of the Company, Mr. Dickler will continue to serve as Senior Vice President & Corporate Controller of the Company.

There are no arrangements or understandings between Mr. Dickler and any other person or persons pursuant to which Mr. Dickler was appointed as Acting Chief Financial Officer, and there is no family relationship between Mr. Dickler and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Mr. Dickler that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President and General Counsel

Date: November 12, 2021